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                                                                 Exhibit 10.28

                                                                     EXHIBIT A

         THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID")
         AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED. THE FOLLOWING INFORMATION IS
        PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS
            SET FORTH IN PROPOSED TREASURY REGULATION 1.1279-3.

          THE ISSUE PRICE OF THIS DEBT INSTRUMENT IS $45,510,000.
          THE AMOUNT OF OID ON THIS DEBT INSTRUMENT IS $6,490,000.
        THE ISSUE DATE OF THIS DEBT INSTRUMENT IS SEPTEMBER 15, 1998
          THE YIELD TO MATURITY OF THIS DEBT INSTRUMENT IS 14.46%

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES
         ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE
          DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT
             OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                     ALLIANCE DATA SYSTEMS CORPORATION

                          104 Subordinated Note
                          Due September 15, 2008

Registered                                                  New York, New York
R-001                                                       September 15, 1998
$52,000,000

     ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to WCAS CAPITAL PARTNERS III, L.P., a Delaware limited partnership, or registered assigns, the principal sum of FIFTY-TWO MILLION AND NO/100 Dollars ($52,000,000), in two equal installments on September 15, 2007 and September 15, 2008, and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 10% per annum, payable semi-annually in arrears on the fifteenth day of March and September of each year (each said day being an "Interest Payment Date"), commencing on March 15, 1999, until the principal amount hereof shall have become due and payable, whether at maturity or by acceleration or otherwise, and thereafter at the rate of 12% per annum on any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest until paid.

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     All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

     For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday under the laws of the State of New York.

     1. NOTES. This Note is one of a duly authorized issue of Subordinated Notes (herein called the "Notes") made or to be made by the Company in the aggregate principal amount of $52,000,000, maturing on September 15, 2008 and bearing interest payable at the same rate and on the same dates as the interest on the principal amount of this Note.

     2. TRANSFER, ETC. OF NOTES. The Company shall keep at its office or agency maintained as provided in paragraph (a) of Section 11 a register in which the Company shall provide for the registration of Notes and for the registration of transfer and exchange of Notes. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Company maintained as provided in paragraph (a) of Section 11, and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the the Company, duly executed by the holder of such Note or his attorney duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

     3. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon receipt of evidence satisfactory to the Company of this loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from the holder hereof reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of this Note, a new Note of like


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tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

     4. PERSONS DEEMED OWNERS, HOLDERS. The Company may deem and treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue. With respect to any Note at any time outstanding, the term "holder", as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

     5. PAYMENT IN KIND. On March 15 and September 15 of each year during the term of this Note (each an "Eligible Interest Payment Date"), the Company may elect to satisfy its obligation to pay interest on this Note by issuing to the holder hereof a deferred interest note or notes in substantially the form hereof (which note or notes shall hereinafter be called the "Deferred Interest Notes") in a principal amount equal to the interest that would have been payable to such holder on such Eligible Interest Payment Date. If the Company shall so elect, it shall deliver to the holder a certificate of an officer of the Company, not less than five Business Days prior to the Eligible Interest Payment Date, stating that the Company will pay such interest in the form of Deferred Interest Notes, together with a resolution of the Board of Directors of the Company authorizing the issuance of Deferred Interest Notes in the appropriate principal amount, and a representation that such Deferred Interest Notes will be binding obligations of the Company, enforceable in accordance with their terms.

     6.  PREPAYMENTS.

         (a) OPTIONAL PREPAYMENT. Upon notice given as provided in Section 7 the Company may, at its option, prepay the Notes, as a whole at any time or in part from time to time, in amounts which shall be integral multiples of $100,000, at the unpaid principal amount thereof so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment. All prepayments shall be applied to installments of principal hereof in inverse order of maturity.

         (b) MANDATORY PREPAYMENT UPON PUBLIC OFFERING. If at any time while any of the Notes shall be outstanding the Company shall consummate a public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, then upon the consummation of each such offering the Company shall apply to prepayment of the Notes (to the extent permitted under

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     the Company's Credit Agreement, dated as of July 24, 1998 (as amended, the "Credit Agreement") with Morgan Guaranty Trust Company of New York, as Agent), without penalty of premium (up to the amount required to prepay all the Notes including accrued interest thereon) an amount that, including principal to be prepaid and accrued interest thereon, is equal to one-third of the proceeds of such offering to the Company (net of underwriting discounts and commissions).

         (c) MANDATORY OID PREPAYMENT. To the extent permitted by the Credit Agreement, on any interest payment date on or after September 15, 2003, the Company must pay an amount of accrued original issue discount on this Note as shall be necessary to ensure that this Note shall not be considered an "applicable high yield discount obligation" within the meaning of Section 163(i) of the Internal Revenue Code of 1986, as amended, or any successor provision. The amount of interest payable on this Note at maturity shall be reduced by the amount of any accrued original issue discount that is paid under this Section 5(c).

     7. NOTICE OF PREPAYMENT AND OTHER NOTICES. The Company shall give written notice of prepayment of this Note or any portion hereof pursuant to
Section 6 not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment and all other notices to be given to any holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Company on the date of mailing such notice of prepayment or other notice. Upon notice of prepayment being given as aforesaid, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the principal amount thereof to the date fixed for such prepayment.

     8. ALLOCATION OF PREPAYMENT. In the event of any prepayment, purchase, redemption or retirement of less than all of the outstanding Notes, the Company will allocate the principal amount so to be prepaid, purchased, redeemed or retired (but only in units of $100,000) to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

     9. INTEREST AFTER DATE FIXED FOR PREPAYMENT. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose, the Company shall fail to pay this Note or such portion, as the case may be, in which event this Note or

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such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate PER ANNUM provided herein for overdue principal.

     10. SURRENDER OF NOTES; NOTATION THEREON. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Company to execute and deliver at the expense of the Company (except for taxes or governmental charges imposed in connection therewith), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount or this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

     11. COVENANTS. The Company covenants and agrees that, so long as any Note shall be outstanding:

        (a) MAINTENANCE OF OFFICE. The Company will maintain an office or agency in such place in the United States of America as the Company may designate in writing to the registered holder hereof, where the Notes may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Company in respect of the Notes may be served and where, at the option of the holders thereof, the Notes may be presented for payment.

        (b) PAYMENT OF TAXES. The Company will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all lawful taxes and assessments imposed upon the Company or any subsidiary or upon the income and profits of the Company or any subsidiary, or upon any property, real, personal or mixed, belonging to the Company or any subsidiary, or upon any part thereof by the United States or any State thereof, as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such property or any part thereof; PROVIDED, HOWEVER, that neither the Company nor any subsidiary shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment charge, levy or claim so long as both (x) the Company has set aside adequate reserves for such tax, assessment, charge, levy or claim and (y) (i) the Company or a subsidiary shall be contesting the validity thereof in good faith by appropriate proceedings or (ii) the Company shall, in its good faith judgment, deem the validity thereof to be questionable and the party to whom such tax, assessment charge, levy or claim is allegedly owed shall not have made written demand for the payment thereof.

        (c) CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary and lawful to preserve and keep in full force and affect its corporate existence, rights and franchises and the corporate existence, rights and franchises of each of its subsidiaries; PROVIDED, HOWEVER, that nothing in this paragraph (c) shall prevent the abandonment or termination of any rights or franchises of the Company, or the liquidation or dissolution of, or a sale, transfer or disposition (whether through merger, consolidation, sale or otherwise) of all or any substantial part of the property and assets of, any subsidiary or the abandonment or termination of the corporate existence, rights and franchises of any subsidiary if such abandonment, termination, liquidation, dissolution, sale, transfer or disposition is, in the good faith business judgment of the Company, in the best interests of the Company and is not disadvantageous in any material respect to the holders of the Notes.

        (d) MAINTENANCE OF PROPERTY. The Company will at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all significant properties of the Company and its subsidiaries used in the conduct of the business of the Company and its subsidiaries, and will from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this paragraph (d) shall require (i) the making of any repair or renewal or (ii) the continuance of the operation and maintenance of any property or (iii) the retention of any assets if such action (or inaction) is, in the good faith business judgment of the Company, in the best interests of the Company (and the best interests of any subsidiary concerned or affected thereby) and is not disadvantageous in any material respect to the holders of the Notes.

        (e) INSURANCE. The Company will, and will cause each of its subsidiaries to, (i) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers, such other insurance (including, without limitation, liability insurance) in such amounts as are available at reasonable expense and to the extent believed necessary in the good faith business judgment of the Company.

        (f) KEEPING OF BOOKS. The Company will at all times keep, and cause each of its subsidiaries to keep, proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

        (g) TRANSACTIONS WITH AFFILIATES. The Company will enter into any transaction with any director, officer, stockholder, employee or affiliate of the Company only upon fair and reasonable terms.

        (h) NOTICE OF DEFAULT. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 12 shall occur, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Company shall, immediately after it becomes aware that any such event has occurred or that such demand has been made or that any such action has been taken, give notice to all holders of the Notes, specifying the nature of such event or of such demand or action, as the case may be; PROVIDED, HOWEVER, that if such event, in the good faith judgment of the Company, will be cured within ten days after the Company has knowledge that such event would, with or without notice or lapse of time or both, constitute such an Event of Default, no such notice need be given if such Event of Default shall be cured within such ten-day period.

     12. MODIFICATION OF HOLDERS; WAIVER. The Company may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Company thereunder, and the observance by the Company of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding; PROVIDED, HOWEVER, that no such modification or waiver shall:

        (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon without the consent of the holder of each Note so affected; or

        (b) give any Note any preference over any other Note;

        (c) reduce the percentage of Notes, the consent of the holders of which is required for any such modification; or

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        (d) amend the provisions of Section 17 hereof without the consent of the holders of Senior Indebtedness (as hereinafter defined).

     Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

     13. EVENTS OF DEFAULT. If any one or more of the following events, herein called Events of Default, shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Company or any subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority and such Event of Default shall be continuing:

        (a) default shall be made in the payment of the principal of any Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

        (b) default shall be made in the payment of any installment of interest on any Note according to its terms when and as the same shall become due and payable and such default shall continue for a period of five days; or

        (c) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or of the Securities Purchase Agreement dated as of September 15, 1998 among the Company and the Purchaser (the "Purchase Agreement"), and such default shall continue for 30 days after written notice thereof, specifying such default and requesting that the same be remedied, shall have been given to the Company by the holder or holders of at least 25% of the principal amount of the Notes then outstanding (the Company to give forthwith to all other holders of Notes at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

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        (d) any representation or warranty made by the Company in the Purchase
     Agreement shall prove to have been false or incorrect in any material respect on the date on or as of which made; or

        (e) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any subsidiary in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any subsidiary or for any substantial part of any of their property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

        (f) the commencement by the Company or any subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any subsidiary or for any substantial part of their property, or the making by any of them of any assignment for the benefit of creditors, or the failure of the Company or any subsidiary generally to pay its debts as such debts become due; or

        (g) default as defined in any instrument evidencing or under which the Company or any subsidiary has outstanding at the time any indebtedness for money borrowed in excess of $50,000 in aggregate principal amount shall occur and as a result thereof the maturity of any such indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 30 days; or

        (h) final judgment for the payment of money in excess of $50,000 shall be rendered against the Company or a subsidiary and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed;

then, the holder or holders of a least 26% in aggregate principal amount of the Notes at the time outstanding may, at its or their option, by notice to the Company, declare all the Notes to be,

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and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law.

     At any time after any declaration of acceleration as to all of the Notes has been made as provided in this Section 13, the holders of at least 66 2/3% in principal amount of the Notes then outstanding may, by notice to the Company, rescind such declaration and its consequences, if (1) the Company has paid all overdue installments of interest on the Notes and all principal that has become due otherwise than by such declaration of acceleration and
(ii) all other defaults and Events of Default (other than nonpayments of principal and interest that have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph, PROVIDED, HOWEVER, that no such rescission shall extend to or effect any subsequent default or Event of Default or impair any right consequent thereon.

     14. SUITS FOR ENFORCEMENT. In case any one or more of the Events of Default specified in Section 13 of this Note shall occur and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

     In case of any default under any Note, the Company will pay to the holder thereof such amounts as shall be sufficient to cover the costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

     15. REMEDIES CUMULATIVE. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     16. REMEDIES NOT WAIVED. No course of dealing between the Company and the holders of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

     17. SUBORDINATION. (a) SUBORDINATION. Anything in this Note to the contrary notwithstanding, the obligation of the Company to pay the principal of and interest on this

Note, and to discharge all its other obligations hereunder, shall be subordinate and junior in right of payment to the extent set forth in the following paragraphs (A), (B) and (C), inclusive, to (i) all obligations of the Company to banks or other financial institutions for borrowed money (including under the Credit Agreement), and (ii) all obligations of the Company to banks or other financial institutions under guarantees by the Company of obligations of wholly owned subsidiaries of the Company to banks or other financial institutions for borrowed money, in each case, whether such obligations are outstanding at the date of this Note or created or incurred after the date of this Note but prior to the maturity of this Note. The obligations of the Company to which this Note is subordinate and junior in right of payment are sometimes herein referred to as "Senior Indebtedness".

          (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full, before any payment on account of principal or interest is made upon this Note.

          (B) In any of the proceedings referred to in paragraph (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof, unless and until all Senior Indebtedness shall have been paid in full.

          (C) In the event the Company shall default under any Senior Indebtedness obligation held by any bank or other financial institution, which default shall continue without cure or waiver, and the effect of such default is to accelerate the maturity of such obligation or the holder thereof shall cause such obligation to become due prior to the stated maturity thereof or the Company shall not pay such obligation at maturity, the Company will not make, directly or indirectly, to the holder of this Note any payment of any kind of or on account of all or any part of this Note, and the holder of this Note will not accept from the Company any payment of any kind of or on account of all or any part of this Note, unless and until all such Senior Indebtedness shall have been paid in full, and if, with respect to any such default, the holder of such Senior Indebtedness obligation shall have made a demand for payment and commenced an action, suit or other proceeding against the Company, then the holder of this Note may not take, demand, receive, sue for, accelerate or commence any remedial proceedings with respect to any amount payable under this Note during the pendency of such action, suit or other proceeding. Notwithstanding the provisions of the immediately preceding sentence, if any such default shall have continued for 180 days or more, the Company may make and the holder of this Note may accept from the Company all past due and current payments of any kind of or on account of this Note, and such holder may demand, receive, retain, sue for or otherwise seek enforcement or collection of all amounts payable on account of principal of or interest on this Note.

Upon request of any holder of Senior Indebtedness, the holder of this Note will affirm its obligations under this Section 17.

          (b) SUBROGATION. Subject to the payment in full of all Senior Indebtedness as aforesaid, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Indebtedness, until the principal of, and interest on, this Note shall be paid in full, and, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Note, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this
Section 17 which otherwise would have been made to the holder of this Note shall be deemed a payment by the Company on account of the Senior Indebtedness, it being understood that the provisions of this Section 17 are and are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holder of the Senior Indebtedness, on the other hand. Subject to the rights, if any, under this
Section 17 of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note, nothing herein shall either impair, as between the Company and the holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder hereof the principal hereof and interest hereon in accordance with its terms and the provisions of this Note or prevent the holder of this

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     Note from exercising all remedies otherwise permitted by applicable law or upon default hereunder.

     18. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     19. GOVERNING LAW. This Note shall be governed and construed in accordance with the laws of the state of New York.

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

     20. HEADINGS. The headings of the Sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

          IN WITNESS WHEREOF, ALLIANCE DATA SYSTEMS CORPORATION has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                         ALLIANCE DATA SYSTEMS CORPORATION



                                         By /s/ Edward K. Mims
                                            --------------------------
                                            Title: EVP & CFO


                                       14